LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (the "**Agreement**") is entered into this ____ day of February, 2025 (the "**Effective Date**"), by and between **DENALI TEXAS 16240 GATEWAY INDUSTRIAL, LLC**, a Delaware limited liability company (the "**Landlord**") and **STRYVE FOODS, LLC**, a Texas limited liability company (**"Tenant**").

WITNESSETH

A. Landlord (as successor-in-interest to Star Business Park, LLC) and Tenant are parties to that certain Standard Industrial Lease Agreement dated March 20, 2022, as amended by that certain First Amendment to Standard Industrial Lease Agreement dated September 30, 2022 (collectively, as amended, the **"Lease"**), pursuant to which Tenant leases from Landlord approximately 70,928 square feet (the **"Premises"**) located in a building owned by Landlord located at 16240 Gateway Path, Frisco, Texas, as more particularly described in the Lease. All capitalized terms not specifically defined herein shall have the definitions set forth in the Lease.

B. Landlord and Tenant now desire to enter into this Agreement to terminate the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which are true and correct and are incorporated herein by reference, and for the mutual terms and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. **Termination**. Upon the terms and conditions contained in this Agreement and subject to the payment of the Termination Fee (as defined in Section 5 below), Landlord and Tenant hereby terminate the Lease, effective as of February 15, 2025 (the "**Termination Date**"). As of the Termination Date, Landlord and Tenant hereby agree that: (i) the Lease shall terminate as if the Termination Date was the date originally stipulated for the expiration of the Term of the Lease; (ii) each party shall have no further rights or obligations under the Lease; (iii) each party shall hereby release and surrender all rights and interests under the Lease; (iv) Tenant shall surrender vacant possession of the Premises in the condition required by the Lease as of the Termination Date as if the Termination Date was the date originally stipulated for the expiration of the Term; and (v) except for those provisions which expressly survive the Lease (subject to Section 3 below), the Lease shall be null and void and shall be of no further force or effect.

2. **Representations and Warranties**. Landlord and Tenant each hereby represent and warrant to the other that, as of the Effective Date and as of the Termination Date that (a) the person executing this Agreement on its behalf has the capacity and is duly authorized to do so, and (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary actions of such party. Further, Tenant represents and warrants to Landlord that as of the Termination Date: (i) Tenant has not made any disposition, assignment, sublease, pledge, conveyance or any other transaction which would constitute a transfer or assignment of the Lease, or a sublease of the Premises, or Tenant's interest therein; (ii) Tenant has no knowledge of any fact or circumstance which would give rise to any obligation, liability, claim, demand, action or cause of action arising out of or in connection with the Lease or Tenant's occupancy of the Premises; (iii) to Tenant's knowledge, Tenant has complied with all environmental laws in connection with its use of the Premises; and (iv) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done in, to or about the Premises which has not been fully paid for. Each of the foregoing representations and warranties shall survive the termination of the Lease.

3. **Releases**. Effective as of the Termination Date, Landlord and Tenant hereby mutually release each other, and their respective members, partners, officers, directors, employees, agents, successors and assigns, but not any subsequent tenant of the Premises and their successors and assigns, of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature, whatsoever arising under or in connection with the Lease after the Termination Date, except that nothing contained herein shall be deemed to constitute a release or discharge of either party with respect to: (i) any obligation under the Lease arising prior to the Termination Date; (ii) any obligation under the Lease which may arise after the Termination Date but which arises solely from matters occurring prior thereto; (iii) any third party claims in tort relating to matters arising prior to the Termination Date; (iv) any and all liability that may result from any misrepresentation or breach of agreement by Tenant under the terms and conditions contained in this Agreement; or (v) any obligations under the Promissory Note (hereinafter defined).

4. **Contingency**. This Agreement and the termination of the Lease are contingent upon Landlord and a third party (the "**New Tenant**") executing a written agreement (the "**New Lease**"), pursuant to which the New Tenant leases the Premises from Landlord. In the event the New Lease is not fully executed by Landlord and the New Tenant on or before the Termination Date (which Landlord hereby agrees to use its good faith efforts to do so), Landlord shall have the right, in its sole discretion, to terminate this Agreement by written notice to Tenant, in which event the Lease shall continue in full force and effect.

5. **Termination Fee & Promissory Note**. Tenant, as consideration for Landlord's agreement to terminate the Lease, shall pay to Landlord an early termination fee in the amount of $1,095,000.00 (the "**Termination Fee**"), which Termination Fee shall be evidenced by that certain Promissory Note dated of even date herewith made by Tenant to the order of Landlord in the amount of the Termination Fee (the "**Promissory Note**"). Upon timely payment of the Termination Fee on the terms and conditions provided in the Promissory Note, Tenant shall not be liable for any rent due under the Lease accruing after the Termination Date, except that nothing in this Section 5 shall relieve Tenant from paying any holdover penalties for Tenant's failure to vacate the Premises by the Termination Date in accordance with the terms of the Lease. Accordingly, provided that Tenant makes timely payments of the Termination Fee on the terms and conditions provided in the Promissory Note, Landlord shall waive all other payments due under the Lease. Payments due under the Promissory Note are contingent upon this Agreement remaining in full force and effect in accordance with Section 4 above. For the avoidance of doubt, in the event Landlord does not receive the Termination Fee within the time periods prescribed in the Promissory Note, then Landlord, in its sole discretion, may either declare this Agreement null and void or Landlord may pursue Tenant for all damages due under the terms of the Lease (less any amounts received by Landlord under the Promissory Note), and such damages shall be mitigated pursuant to the terms of the Lease, applicable Texas law, and by the amounts expected to be received under the New Lease. In the event Landlord elects to pursue the foregoing damages, the Promissory Note shall be extinguished and of no further force and effect.

6. **Binding Effect**. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

7. **Entire Agreement**. This Agreement supersedes any and all agreements by, between and among the parties, and represents their entire agreement pertaining to the subject matter hereof. There is no agreement or understanding relating to the subject matter hereof, whether express, implied, written or oral, not expressly set forth herein.

8. **Counterparts**. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument. Either party may execute this Agreement electronically (via PDF, DocuSign or similar electronic means) and said signature shall be deemed valid and binding.

-SIGNATURE PAGE TO FOLLOW-

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

LANDLORD:

DENALI TEXAS 16240 GATEWAY INDUSTRIAL, LLC, a Delaware limited liability company

By: Denali Industrial Properties, LLC,
its sole member

By: Lincoln Manager I, LLC,
its manager

By: Lincoln Denali Investment Advisors LLC,
its manager

By: ______________________________
Eric Gluck, Senior Vice President

TENANT:

STRYVE FOODS, LLC,
a Texas limited liability company

By: ______________________________
Name: ______________________________
Title: ______________________________